SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2001 (March 14, 2001)

BARNES & NOBLE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other Jurisdiction of Incorporation)

                           1-12302                                                                      06-1196501
              (Commission File Number)                                         (IRS Employer Identification No.)

       122 Fifth Avenue, New York, NY                                                       10011
    (Address of Principal Executive Offices)                                               (Zip Code)

Registrant's Telephone Number, Including Area Code     212-633-3300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report )

Exhibit Index appears on page 4 hereof.

Item 5. Other Events.

        On March 14, 2001, Barnes & Noble, Inc. ("Barnes & Noble"), a Delaware corporation, consummated the sale of its 5.25% Convertible Subordinated Notes due March 15, 2009 (the "Notes") in the aggregate principal amount of $275,000,000. Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as initial purchasers. The initial purchasers have a 30-day option to purchase up to an additional $25,000,000 principal amount of Notes.

        The Notes are convertible, in whole or in part, at any time prior to maturity, at the option of the holders, unless previously redeemed or repurchased, into shares of Barnes & Noble's common stock, $0.001 par value per share, at a conversion price per share of $32.512, subject to adjustments. The Notes are redeemable, in whole or in part, at the option of Barnes & Noble at any time on or after March 20, 2004, at premiums declining to par on March 15, 2008.

        The Notes are being issued under an indenture, dated as of March 14, 2001, between Barnes & Noble and United States Trust Company of New York, as trustee.

        The Notes were offered to a limited number of purchasers pursuant to a private placement in accordance with Rule 144A under the Securities Act of 1933, as amended (the "1933 Act"). The net proceeds to Barnes & Noble of approximately $266,750,000 are expected to be used to reduce borrowings under Barnes & Noble's existing senior credit facility.

        The Notes were issued in a transaction exempt from registration under the 1933 Act and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission ("SEC") or the availability of an applicable exemption from such registration requirements.

        Pursuant to a Registration Rights Agreement entered into contemporaneously with the above- mentioned sale, Barnes & Noble has agreed to file a shelf registration statement for the Notes no later than June 14, 2001. In the event that such registration statement is not filed by such date, or in the event that such registration statement is not declared effective by the SEC by September 14, 2001, then the interest rate on the Notes will increase by 0.5% per annum until such time as such requirements have been met.

Item 7. Financial Statements and Exhibits.

       (c)      Exhibits

10.1	Indenture, dated as of March 14, 2001, between Barnes & Noble and United States Trust Company of New York, as trustee.
10.2	Registration Rights Agreement, dated as of March 8, 2001, between Barnes & Noble and Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC. (Registrant) By: /s/ Maureen O'Connell Name: Maureen O'Connell Title: Chief Financial Officer

Date: March 22, 2001

EXHIBIT INDEX

EXHIBIT NO.

10.1	Indenture, dated as of March 14, 2001, between Barnes & Noble and United States Trust Company of New York, as trustee.
10.2	Registration Rights Agreement, dated as of March 8, 2001, between Barnes & Noble and Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.